     As filed with the Securities and Exchange Commission on August 2, 2001
                                                      Registration No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            NETWORKS ASSOCIATES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                            77-0316593
      (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)           IDENTIFICATION NUMBER)

                               3965 FREEDOM CIRCLE
                          SANTA CLARA, CALIFORNIA 95054
                                 (408) 988-3832

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                 2000 NONSTATUTORY STOCK OPTION PLAN, AS AMENDED
                            (FULL TITLE OF THE PLANS)

                                 GEORGE SAMENUK
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            NETWORKS ASSOCIATES, INC.
                               3965 FREEDOM CIRCLE
                          SANTA CLARA, CALIFORNIA 95054
                                 (408) 988-3832

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    Copy to:
                             JEFFREY D. SAPER, ESQ.
                              KURT J. BERNEY, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
           TITLE SECURITIES TO                    AMOUNT          PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
              BE REGISTERED                       TO BE            OFFERING PRICE       AGGREGATE OFFERING     REGISTRATION FEE
                                                REGISTERED           PER SHARE                PRICE
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock to be issued under the              3,000,000           $4.689(1)           $14,067,000(1)          $3,517(1)
    Networks Associates, Inc. 2000
    Nonstatutory Stock Option Plan, as
    amended
---------------------------------------------------------------------------------------------------------------------------------
                        TOTAL:                    3,000,000                               $14,067,000(1)          $3,517(1)
=================================================================================================================================

(1) Estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and in part pursuant to Rule 457(c) under the Securities Act. With respect to 2,681,131 shares subject to outstanding options to purchase Common Stock under the Plan, the Proposed Maximum Offering Price Per Share is equal to the exercise price of $3.49 per share pursuant to Rule 457(h) under the Securities Act. With respect to 318,869 shares of Common Stock available for future grant under the Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) under the Securities Act whereby the per share price is the average between the high and low price reported on the Nasdaq National Market on July 27, 2001, which average was $14.78. The Proposed Maximum Offering Price Per Share represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(c) and 457(h) under the Securities Act.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The Securities and Exchange Commission (the "Commission") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Commission will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13a, 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

        (1) Our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the commission on April 2, 2001; and

        (2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         Stephen C. Richards
         Chief Financial Officer
         Networks Associates, Inc.
         3965 Freedom Circle
         Santa Clara, CA 95054
         (408) 988-3832

         You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Second Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Restated Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Restated Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors.

         The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities and Exchange Act of 1933, as amended. The Registrant's Certificate of Incorporation, as amended, and Bylaws provide for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by the Delaware Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

       EXHIBIT
       NUMBER                               DESCRIPTION
       --------                             -----------
        4.1         Networks Associates, Inc. 2000 Nonstatutory Stock Option
                    Plan, as amended.

        5.1 Opinion of Counsel as to legality of securities being registered.

        23.1        Consent of Independent Accountants.

        23.2        Consent of Counsel (contained in Exhibit 5.1).

        24.1        Power of Attorney (see page 5).

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

        (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (4) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (4) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (4) That, for the purpose of determining any liability under the Securities Act of 1933, the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 2nd day of August, 2001.

                                        NETWORKS ASSOCIATES, INC.


                                        By:   /s/ STEPHEN C. RICHARDS
                                              ----------------------------------
                                              Stephen C. Richards
                                              Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George Samenuk and Stephen C. Richards, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                                  TITLE                                DATE
--------------------------------     -------------------------------------           ----------------
/s/  GEORGE SAMENUK                  President, Chief Executive Officer              August 2, 2001
--------------------------------     and Chairman of the Board
     George Samenuk


/s/  STEPHEN C. RICHARDS             Chief Financial Officer                         August 2, 2001
--------------------------------
     Stephen C. Richards


/s/  EDWIN HARPER                    Director                                        August 2, 2001
--------------------------------
     Edwin Harper


/s/  VIRGINIA GEMMELL                Director                                        August 2, 2001
--------------------------------
     Virginia Gemmell


/s/  LESLIE DENEND                   Director                                        August 2, 2001
--------------------------------
     Leslie Denend


/s/  ENZO TORRESI                    Director                                        May 24, 2001
--------------------------------
     Enzo Torresi


/s/  ROBERT DUTKOWSKY                Director                                        August 2, 2001
--------------------------------
     Robert Dutkowsky


/s/  ROBERT PANGIA                   Director                                        August 2, 2001
--------------------------------
     Robert Pangia

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


                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                               DESCRIPTION
       --------                             -----------
        4.1         Networks Associates, Inc. 2000 Nonstatutory Stock Option
                    Plan, as amended.

        5.1 Opinion of Counsel as to legality of securities being registered.

        23.1        Consent of Independent Accountants.

        23.2        Consent of Counsel (contained in Exhibit 5.1).

        24.1        Power of Attorney (see page 5).


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